                                                                     EXHIBIT 3.4

                                RESTATED BY-LAWS

                                       OF

                           LIN TELEVISION CORPORATION








Originally adopted on November 15, 1994
Amendments are listed on p. i

                           LIN TELEVISION CORPORATION

                                   AMENDMENTS

                                                              Date of
  Section                  Effect of Amendment               Amendment
-----------           ------------------------------     -----------------

                                     CONTENTS

SECTION 1.  OFFICES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1

SECTION 2.  STOCKHOLDERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
  2.1       Annual Meeting    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
  2.2       Special Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
  2.3       Place of Meeting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1
  2.4       Notice of Meeting   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2
  2.5       Business for Stockholders' Meetings   . . . . . . . . . . . . . . . . . . . . .  2
            2.5.1         Business at Annual Meetings   . . . . . . . . . . . . . . . . . .  2
            2.5.2         Business at Special Meetings    . . . . . . . . . . . . . . . . .  3
            2.5.3         Notice to Corporation   . . . . . . . . . . . . . . . . . . . . .  3
  2.6       Waiver of Notice    . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
            2.6.1         Waiver in Writing   . . . . . . . . . . . . . . . . . . . . . . .  4
            2.6.2         Waiver by Attendance    . . . . . . . . . . . . . . . . . . . . .  4
  2.7       Fixing of Record Date for Determining Stockholders    . . . . . . . . . . . . .  4
            2.7.1         Meetings    . . . . . . . . . . . . . . . . . . . . . . . . . . .  4
            2.7.2         Consent to Corporate Action Without a Meeting . . . . . . . . . .  4
            2.7.3         Dividends, Distributions and Other Rights   . . . . . . . . . . .  5
  2.8       Voting List     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
  2.9       Quorum  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  5
  2.10      Manner of Acting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
  2.11      Proxies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
            2.11.1        Appointment . . . . . . . . . . . . . . . . . . . . . . . . . . .  6
            2.11.2        Delivery to Corporation; Duration . . . . . . . . . . . . . . . .  7
  2.12      Voting of Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
  2.13      Voting for Directors. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
  2.14      Action by Stockholders Without a Meeting. . . . . . . . . . . . . . . . . . . .  7
  2.15      Inspectors of Election. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  7
            2.15.1        Appointment.. . . . . . . . . . . . . . . . . . . . . . . . . . .  7
            2.15.2        Duties   . .. . . . . . . . . . . . . . . . . . . . . . . . . . .  8

SECTION 3.  BOARD OF DIRECTORS. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
  3.1       General Powers  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
  3.2       Number and Tenure . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  8
  3.3       Nomination and Election . . . . . . . . . . . . . . . . . . . . . . . . . . . .  9
            3.3.1         Nomination . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
            3.3.2         Election  . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10
  3.4       Annual and Regular Meetings . . . . . . . . . . . . . . . . . . . . . . . . . . 10
  3.5       Special Meetings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 10

  3.6       Meetings by Telephone   . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
  3.7       Notice of Special Meetings  . . . . . . . . . . . . . . . . . . . . . . . . .  11
  3.8       Waiver of Notice  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
            3.8.1         In Writing  . . . . . . . . . . . . . . . . . . . . . . . . . .  11
            3.8.2         By Attendance . . . . . . . . . . . . . . . . . . . . . . . . .  11
  3.9       Quorum  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
  3.10      Manner of Acting  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
  3.11      Action by Board or Committees Without a Meeting   . . . . . . . . . . . . . .  12
  3.12      Resignation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
  3.13      Removal   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
  3.14      Vacancies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
  3.15      Chairman and Vice Chairman of the Board   . . . . . . . . . . . . . . . . . .  12
  3.16      Committees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
            3.16.1        Creation and Authority of Committees. . . . . . . . . . . . . .  13
            3.16.2        Audit Committee . . . . . . . . . . . . . . . . . . . . . . . .  14
            3.16.3        Compensation Committee. . . . . . . . . . . . . . . . . . . . .  14
            3.16.4        Retirement Benefit Plans Committee. . . . . . . . . . . . . . .  14
            3.16.5        Minutes of Meetings . . . . . . . . . . . . . . . . . . . . . .  15
            3.16.6        Quorum and Manner of Acting . . . . . . . . . . . . . . . . . .  15
            3.16.7        Resignation . . . . . . . . . . . . . . . . . . . . . . . . . .  15
            3.16.8        Removal . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
  3.17      Compensation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15

SECTION 4.  OFFICERS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
  4.1       Number  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
  4.2       Election and Term of Office   . . . . . . . . . . . . . . . . . . . . . . . .  16
  4.3       Resignation   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
  4.4       Removal   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
  4.5       Vacancies   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
  4.6       President   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
  4.7       Vice President  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
  4.8       Secretary   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
  4.9       Treasurer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
  4.10      Salaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

SECTION 5. CONTRACTS, LOANS, CHECKS AND DEPOSITS  . . . . . . . . . . . . . . . . . . . .  18
  5.1       Contracts   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
  5.2       Loans to the Corporation  . . . . . . . . . . . . . . . . . . . . . . . . . .  18
  5.3       Checks, Drafts, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
  5.4       Deposits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19

SECTION 6.  CERTIFICATES FOR SHARES AND THEIR TRANSFER. . . . . . . . . . . . . . . . . .  19
  6.1       Issuance of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
  6.2       Certificates for Shares   . . . . . . . . . . . . . . . . . . . . . . . . . .  19
  6.3       Stock Records   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
  6.4       Restriction on Transfer   . . . . . . . . . . . . . . . . . . . . . . . . . .  20
  6.5       Transfer of Shares  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
  6.6       Lost or Destroyed Certificates  . . . . . . . . . . . . . . . . . . . . . . .  20
  6.7       Shares of Another Corporation   . . . . . . . . . . . . . . . . . . . . . . .  21

SECTION 7.  BOOKS AND RECORDS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

SECTION 8.  ACCOUNTING YEAR   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

SECTION 9.  SEAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

SECTION 10. INDEMNIFICATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
  10.1      Indemnification   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
  10.2      Insurance, Contracts and Funding  . . . . . . . . . . . . . . . . . . . . . .  22
  10.3      Indemnification; Not Exclusive Right  . . . . . . . . . . . . . . . . . . . .  22
  10.4      Advancement of Expenses; Procedures; Presumptions
            and Effect of Certain Proceedings; Remedies   . . . . . . . . . . . . . . . .  23
  10.5      Effect of Amendments  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  24
  10.6      Severability  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
  10.7      Indemnification of Employees and Agents   . . . . . . . . . . . . . . . . . .  25
  10.8      Persons Serving Other Entities  . . . . . . . . . . . . . . . . . . . . . . .  25

SECTION 11. AMENDMENTS OR REPEAL  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  26

SECTION 12. OWNERSHIP OR VOTING BY ALIENS . . . . . . . . . . . . . . . . . . . . . . . .  26

                                RESTATED BY-LAWS
                                       OF
                           LIN TELEVISION CORPORATION

SECTION 1. OFFICES

      The principal office of the corporation shall be located at its principal place of business or such other place as the Board of Directors (the "Board") may designate. The corporation may have such other offices, either within or without the State of Delaware, as the Board may designate or as the business of the corporation may require from time to time.

SECTION 2. STOCKHOLDERS

      2.1  ANNUAL MEETING

      The annual meeting of the stockholders shall be held the first Tuesday in May in each year at the principal office of the corporation or such other place designated by the Board for the purpose of electing Directors and transacting such other business as may properly come before the meeting. If the day fixed for the annual meeting is a legal holiday at the place of the meeting, the meeting shall be held on the next succeeding business day. If the annual meeting is not held on the date designated therefor, the Chairman of the Board, the President or the Board shall cause the meeting to be held on such other date as may be convenient. At any time prior to the commencement of the annual meeting, the Board may postpone the annual meeting for a period of up to 120 days from the date fixed for such meeting in accordance with this subsection 2.1.

      2.2  SPECIAL MEETINGS

      The Chairman of the Board, the President or the Board may call special meetings of the stockholders for any purpose. Holders of at least a majority of all the outstanding shares of the corporation entitled to vote at the meeting may call special meetings of the stockholders for any purpose by giving notice to the corporation, as specified in subsection 2.5.3 hereof.

      2.3  PLACE OF MEETING

      All meetings shall be held at the principal office of the corporation or at such other place within or without the State of Delaware designated by the Board, by any persons entitled to call a meeting hereunder or in a waiver of notice signed by all of the stockholders entitled to notice of the meeting.

      2.4  NOTICE OF MEETING

      The Chairman of the Board, the President, the Secretary or the Board calling an annual or special meeting of stockholders as provided for herein, shall cause to be delivered to each stockholder entitled to notice of or to vote at the meeting either personally or by mail, not less than 20 nor more than 60 days before the meeting, written notice stating the place, day and hour of the meeting and, in the case of a special meeting, the purpose or purposes for which the meeting is called. Upon written request of the holders of not less than the number of outstanding shares of the corporation specified in subsection 2.2 hereof, the stockholders may request that the corporation call a special meeting of stockholders. Upon such a request, it shall be the duty of the Secretary to give notice, within 60 days after receipt of said request, of a special meeting of stockholders to be held on such date and at such place and hour as the Secretary may fix, and if the Secretary shall neglect or refuse to issue such notice, the person making the request may do so and may fix the date for such meeting. If such notice of any stockholders' meeting is mailed, it shall be deemed delivered when deposited in the official government mail properly addressed to the stockholder at such stockholder's address as it appears on the stock transfer books of the corporation with postage prepaid. If the notice is telegraphed, it shall be deemed delivered when the content of the telegram is delivered to the telegraph company. Notice given in any other manner shall be deemed delivered when dispatched to the stockholder's address, telephone number or other number appearing on the stock transfer records of the corporation.

      2.5  BUSINESS FOR STOCKHOLDERS' MEETINGS

           2.5.1       BUSINESS AT ANNUAL MEETINGS

      In addition to the election of directors, other proper business may be transacted at an annual meeting of stockholders, provided that such business is properly brought before such meeting. To be properly brought before an annual meeting, business must be (a) specified in the notice of meeting (or any supplement thereto), (b) otherwise brought before the meeting by or at the direction of the Board or the chairman of the meeting or (c) otherwise properly brought before the meeting by a stockholder. For business to be properly brought before an annual meeting by a stockholder, the stockholder must have given timely notice thereof in writing to the Secretary of the corporation. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the corporation, not less than 60 days or more than 90 days prior to the meeting; provided, however, that in the event that less than 70 days notice or prior public disclosure of the date of the meeting is given or made to stockholders, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of the annual meeting was mailed or such public disclosure was made. Any such stockholder notice shall set forth (i) the name and address of the stockholder proposing such business; (ii) a representation that the stockholder is entitled to vote at such meeting and a statement of the number of shares of the corporation which are beneficially owned by the stockholder; (iii) a representation that the stockholder intends to appear in person or by proxy at the meeting to propose such business; and (iv) as to each matter the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting, the language of the proposal (if appropriate), and any material interest of the stockholder in such business. No business shall be conducted at any annual meeting of stockholders except in accordance with this subsection 2.5.1. If the facts warrant, the Board, or the chairman of an annual meeting of stockholders, may determine and declare (a) that a proposal does not constitute proper business to be transacted at the meeting or (b) that business was not properly brought before the meeting in accordance with the provisions of this subsection 2.5.1 and, if, in either case, it is so determined, any such business shall not be transacted. The procedures set forth in this subsection 2.5.1 for business to be properly brought before an annual meeting by a stockholder are in addition to, and not in lieu of, the requirements set forth in Rule 14a-8 under Section 14 of the Securities Exchange Act of 1934, as amended, or any successor provision.

           2.5.2       BUSINESS AT SPECIAL MEETINGS

      At any special meeting of the stockholders, only such business as is specified in the notice of such special meeting given by or at the direction of the person or persons calling such meeting, in accordance with subsection 2.4 hereof, shall come before such meeting.

           2.5.3       NOTICE TO CORPORATION

      Any written notice required to be delivered by a stockholder to the corporation pursuant to subsection 2.4, subsection 2.5.1 or subsection 2.5.2 hereof must be given, either by personal delivery or by registered or certified mail, postage prepaid, to the Secretary at the corporation's executive offices.

      2.6  WAIVER OF NOTICE

           2.6.1       WAIVER IN WRITING

      Whenever any notice is required to be given to any stockholder under the provisions of these By-laws, the Restated Certificate of Incorporation or the General Corporation Law of the State of Delaware, as now or hereafter amended (the "DGCL"), a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.

           2.6.2       WAIVER BY ATTENDANCE

      The attendance of a stockholder at a meeting shall constitute a waiver of notice of such meeting, except when a stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

      2.7  FIXING OF RECORD DATE FOR DETERMINING STOCKHOLDERS

           2.7.1       MEETINGS

      For the purpose of determining stockholders entitled to notice of and to vote at any meeting of stockholders or any adjournment thereof, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which record date shall not be more than 60 (or the maximum number permitted by applicable law) nor less than 10 days before the date of such meeting. If no record date is fixed by the Board, the record date for determining stockholders entitled to notice of and to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of and to vote at the meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board may fix a new record date for the adjourned meeting.

           2.7.2       CONSENT TO CORPORATE ACTION WITHOUT A MEETING

      For the purpose of determining stockholders entitled to consent to corporate action in writing without a meeting, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board, and which date shall not be more than 10 (or the maximum number permitted by applicable law) days after the date upon which the resolution fixing the record date is adopted by the Board. If no record date has been fixed by the Board, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board is required by Chapter 1 of the DGCL, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board and prior action by the Board is required by Chapter 1 of the DGCL, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board adopts the resolution taking such prior action.

           2.7.3       DIVIDENDS, DISTRIBUTIONS AND OTHER RIGHTS

      For the purpose of determining stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not more than 60 (or the maximum number permitted by applicable law) days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board adopts the resolution relating thereto.

      2.8  VOTING LIST

      At least 10 days before each meeting of stockholders, a complete list of the stockholders entitled to vote at such meeting, or any adjournment thereof, shall be made, arranged in alphabetical order, with the address of and number of shares held by each stockholder. This list shall be open to examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of 10 days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. This list shall also be produced and kept at such meeting for inspection by any stockholder who is present.

      2.9  QUORUM

      A majority of the outstanding shares of the corporation entitled to vote, present in person or represented by proxy at the meeting, shall constitute a quorum at a meeting of the stockholders; provided, that where a separate vote by a class or classes is required, a majority of the outstanding shares of such class or classes, present in person or represented by proxy at the meeting, shall constitute a quorum entitled to take action with respect to that vote on that matter. If less than a majority of the outstanding shares entitled to vote are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. If a quorum is present or represented at a reconvened meeting following such an adjournment, any business may be transacted that might have been transacted at the meeting as originally called. The stockholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough stockholders to leave less than a quorum.

      2.10 MANNER OF ACTING

      In all matters other than the election of Directors, if a quorum is present, the affirmative vote of the majority of the outstanding shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter shall be the act of the stockholders, unless the vote of a greater number is required by these By-laws, the Restated Certificate of Incorporation or the DGCL. Where a separate vote by a class or classes is required, if a quorum of such class or classes is present, the affirmative vote of the majority of outstanding shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class or classes. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of Directors.

      2.11 PROXIES

           2.11.1      APPOINTMENT

      Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by proxy. Such authorization may be accomplished by (a) the stockholder or such stockholder's authorized officer, director, employee or agent executing a writing or causing his or her signature to be affixed to such writing by any reasonable means, including facsimile signature or (b) by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the intended holder of the proxy or to a proxy solicitation firm, proxy support service or similar agent duly authorized by the intended proxy holder to receive such transmission; provided, that any such telegram, cablegram or other electronic transmission must either set forth or be accompanied by information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of the writing or transmission by which a stockholder has authorized another person to act as proxy for such stockholder may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission.

           2.11.2      DELIVERY TO CORPORATION; DURATION

      A proxy shall be filed with the Secretary before or at the time of the meeting or the delivery to the corporation of the consent to corporate action in writing. A proxy shall become invalid three years after the date of its execution unless otherwise provided in the proxy. A proxy with respect to a specified meeting shall entitle the holder thereof to vote at any reconvened meeting following adjournment of such meeting but shall not be valid after the final adjournment thereof.

      2.12 VOTING OF SHARES

      Unless otherwise provided in the Restated Certificate of Incorporation and subject to the provisions of the DGCL, each stockholder shall be entitled to one vote for each share of capital stock held by such stockholder.

      2.13 VOTING FOR DIRECTORS

      Each stockholder entitled to vote at an election of Directors may vote, in person or by proxy, the number of shares owned by such stockholder for as many persons as there are Directors to be elected and for whose election such stockholder has a right to vote.

      2.14 ACTION BY STOCKHOLDERS WITHOUT A MEETING

      Action may be taken by the stockholders of the corporation without a meeting, without prior notice and without a vote, in accordance with the terms of Section 228 of the DGCL.

      2.15 INSPECTORS OF ELECTION

           2.15.1      APPOINTMENT

      In advance of any meeting of stockholders, the Board shall appoint one or more persons to act as inspectors of election at such meeting and to make a written report thereof. The Board may designate one or more persons to serve as alternate inspectors to serve in place of any inspector who is unable or fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the chairman of such meeting shall appoint one or more persons to act as inspector of elections at such meeting.

           2.15.2      DUTIES

      The inspectors of election shall:

           (a) ascertain the number of shares of the corporation outstanding and the voting power of each such share;

           (b) determine the shares represented at the meeting and the validity of proxies and ballots;

           (c)   count all votes and ballots;

           (d) determine and retain for a reasonable period of time a record of the disposition of any challenges made to any determination by them; and

           (e) certify their determination of the number of shares represented at the meeting and their count of the votes and ballots.

      The validity of any proxy or ballot shall be determined by the inspectors of election in accordance with the applicable provisions of these By-laws and the DGCL as then in effect. In determining the validity of any proxy transmitted by telegram, cablegram or other electronic transmission, the inspectors shall record in writing the information upon which they relied in making such determination. Each inspector of elections shall, before entering upon the discharge of his or her duties, take and sign an oath to faithfully execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors of election may appoint or retain other persons or entities to assist them in the performance of their duties.

SECTION 3. BOARD OF DIRECTORS

      3.1  GENERAL POWERS

      The business and affairs of the corporation shall be managed by the Board.

      3.2  NUMBER AND TENURE

      The Board shall be composed of not less than three nor more than 15 Directors, the specific number to be set by resolution of the Board, provided that the Board may consist of fewer than three Directors until vacancies are filled. The maximum and minimum numbers of Directors may be changed from time to time by amendment to these By-laws, but no decrease in the number of Directors shall have the effect of shortening the term of any incumbent Director. Unless a Director resigns or is removed, his or her term of office shall expire at the next annual meeting of stockholders or upon the election of his or her successor. Directors need not be stockholders of the corporation or residents of the State of Delaware.

      3.3  NOMINATION AND ELECTION

           3.3.1       NOMINATION

      Only persons who are nominated in accordance with the following procedures shall be eligible for election as Directors at a meeting of stockholders. Nominations for the election of Directors may be made (a) by or at the direction of the Board or (b) by any stockholder of record entitled to vote for the election of Directors at such meeting. Any stockholder entitled to vote for the election of directors at a meeting may nominate persons for election as directors only if written notice of such nomination is given in a timely manner. To be timely, a stockholder's notice must be delivered to, or mailed and received at, the principal executive offices of the corporation, (i) with respect to an election to be held at an annual meeting of stockholders, not less than 60 days or more than 90 days prior to the meeting, provided, however, that in the event that less than 70 days notice or prior public disclosure of the date of the annual meeting is given or made to stockholders, notice by the stockholder must be received not later than the close of business on the 10th day following the date on which such notice of the date of such meeting was mailed or such public disclosure was made and (ii) with respect to an election to be held at a special meeting of stockholders for the election of directors, not later than the close of business on the 7th day following the date on which notice of the date of such meeting was mailed or public disclosure of the date of such meeting was made. Any such stockholder's notice shall set forth (a) the name and address of the stockholder who intends to make a nomination; (b) a representation that the stockholder is entitled to vote at such meeting and a statement of the number of shares of the corporation which are beneficially owned by the stockholder; (c) a representation that the stockholder intends to appear in person or by proxy at the meeting to nominate the person or persons specified in the notice; (d) as to each person the stockholder proposes to nominate for election or re-election as a Director, the name and address of such person and such other information regarding such nominee as would be required in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had such nominee been nominated by the Board, and a description of any arrangements or understandings, between the stockholder and such nominee and any other persons (including their names), pursuant to which the nomination is to be made; and (e) the consent of each such nominee to serve as a Director if elected. If the facts warrant, the Board, or the chairman of a stockholders' meeting at which

Directors are to be elected, may determine and declare that a nomination was not made in accordance with the foregoing procedure and, if it is so determined, the defective nomination shall be disregarded. The right of stockholders to make nominations pursuant to the foregoing procedure is subject to the rights of the holders of any class or series of stock having a preference over the common stock as to dividends or upon liquidation. The procedures set forth in this subsection 3.3 for nomination for the election of Directors by stockholders are in addition to, and not in limitation of, any procedures now in effect or hereafter adopted by or at the direction of the Board or any committee thereof. The procedures set forth in this subsection 3.3 shall not apply to election of Directors by written consent without a meeting.

           3.3.2       ELECTION

      At each election of Directors the persons receiving the greatest number of votes, up to the number of Directors to be elected, shall be the Directors, except that the election of any Director by written consent without a meeting shall require the consent of the holders of a majority of the outstanding shares entitled to vote on the election of Directors.

      3.4  ANNUAL AND REGULAR MEETINGS

      An annual Board meeting shall be held without notice immediately after and at the same place as the annual meeting of stockholders. By resolution, the Board or any committee designated by the Board may specify the time and place either within or without the State of Delaware for holding regular meetings thereof without other notice than such resolution.

      3.5  SPECIAL MEETINGS

      Special meetings of the Board or any committee appointed by the Board may be called by or at the request of the Chairman of the Board, the President or, in the case of special Board meetings, any two Directors and, in the case of any special meeting of any committee appointed by the Board, by the Chairman thereof. The person or persons authorized to call special meetings may fix any place either within or without the State of Delaware as the place for holding any special meeting called by them.

      3.6  MEETINGS BY TELEPHONE

      Members of the Board or any committee designated by the Board may participate in a meeting of such Board or committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear one another. Participation by such means shall constitute presence in person at a meeting.

      3.7  NOTICE OF SPECIAL MEETINGS

      Notice of a special Board or committee meeting stating the place, day and hour of the meeting shall be given to a Director in writing or orally by telephone or in person and received at least two days before the meeting. Neither the business to be transacted at, nor the purpose of, any special meeting need be specified in the notice of such meeting. Each Director shall promptly confirm to the Company, in writing or orally, receipt of any such notice and may designate in writing to the Company one or more agents empowered to confirm receipt of such notice by such Director. The notice shall be effective if receipt of such notice by a Director is confirmed, orally or in writing, by the Director or any agent so designated by such Director.

      3.8  WAIVER OF NOTICE

           3.8.1       IN WRITING

      Whenever any notice is required to be given to any Director under the provisions of these By-laws, the Restated Certificate of Incorporation or the DGCL, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board or any committee appointed by the Board need be specified in the waiver of notice of such meeting.

           3.8.2       BY ATTENDANCE

      The attendance of a Director at a Board or committee meeting shall constitute a waiver of notice of such meeting, except when a Director attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business because the meeting is not lawfully called or convened.

      3.9  QUORUM

      A majority of the total number of Directors fixed by or in the manner provided in these By-laws or, if vacancies exist on the Board, a majority of the total number of Directors then serving on the Board, provided, however, that such number may be not less than one-third of the total number of Directors fixed by or in the manner provided in these By-laws, shall constitute a quorum for the transaction of business at any Board meeting. If less than a majority are present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

         3.10    MANNER OF ACTING

        The act of the majority of the Directors present at a Board or committee meeting at which there is a quorum shall be the act of the Board or committee, unless the vote of a greater number is required by these By-laws, the Restated Certificate of Incorporation or the DGCL.

         3.11    ACTION BY BOARD OR COMMITTEES WITHOUT A MEETING

         Any action which could be taken at a meeting of the Board or of any committee appointed by the Board may be taken without a meeting if a written consent setting forth the action so taken is signed by each of the Directors or by each committee member. Any such written consent shall be inserted in the minute book as if it were the minutes of a Board or a committee meeting.

         3.12    RESIGNATION

         Any Director may resign at any time by delivering written notice to the Chairman of the Board, the President, the Secretary or the Board, or to the registered office of the corporation. Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         3.13    REMOVAL

         At a meeting of stockholders called expressly for that purpose, or by written consent without a meeting, one or more members of the Board
(including the entire Board) may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote on the election of Directors.

         3.14    VACANCIES

         Any vacancy occurring on the Board may be filled by the affirmative vote of a majority of the remaining Directors though less than a quorum of the Board. A Director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any directorship to be filled by reason of an increase in the number of Directors may be filled by the Board.

         3.15    CHAIRMAN AND VICE CHAIRMAN OF THE BOARD

         The Board shall elect a Chairman of the Board who shall preside over all meetings of the Board and the stockholders of the corporation. The Chairman shall provide advice and counsel to the Board and the chief executive officer with respect to the development, implementation and performance of the policies and strategic plans of the corporation and shall participate in the affairs of the corporation with its senior management to the extent he or she determines such participation to be advisable in order to fulfill such duties as may be related to his or her position as Chairman of the Board.

         The Board may also elect one or more Vice Chairmen of the Board. In the absence of the Chairman of the Board, the Vice Chairmen of the Board in order of their rank as fixed-by the Board or, if not ranked, the Vice Chairman of the Board designated by the Board, shall, if present, preside at all meetings of the Board and the stockholders of the corporation. The Vice Chairmen of the Board shall have such other duties as from time to time may be prescribed for them, respectively, by the Board or the Chairman of the Board.

         3.16    COMMITTEES

                 3.16.1   CREATION AND AUTHORITY OF COMMITTEES

         The Board may, by resolution passed by a majority of the number of Directors fixed in the manner provided in these By-laws, appoint standing or temporary committees, each committee to consist of one or more Directors of the corporation. The Board may designate one or more Directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the Board establishing such committee or as otherwise provided in these By-laws, shall have and may exercise all the powers and authority of the Board in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which require it; but no such committee shall have power or authority in reference to (a) amending the Restated Certificate of Incorporation (except that a committee may, to the extent authorized in the resolution or resolutions providing for the issuance of shares of stock adopted by the Board as provided in Section 15.1 (a) of the DGCL, fix the designations, preferences or rights of such shares to the extent permitted under Section 141 of the DGCL), (b) adopting an agreement of merger or consolidation under Sections 251 or 252 of the DGCL, (c) recommending to the stockholders the sale, lease or exchange or other disposition of all or substantially all of the property and assets of the corporation, (d) recommending to the stockholders a dissolution of the corporation or a revocation of a dissolution, or (e) amending these By-laws; and, unless expressly provided by resolution of the Board, no such committee shall have the power or authority to declare a dividend, to authorize the issuance of stock or to adopt a certificate of ownership and merger pursuant to Section 253 of the DGCL.

                 3.16.2   AUDIT COMMITTEE

         In addition to any committees appointed pursuant to this subsection 3.16, there shall be an Audit Committee, appointed annually by the Board, consisting of at least two Directors who are not members of management. It shall be the responsibility of the Audit Committee to review the scope and results of the annual independent audit of books and records of the corporation, to review the accounting principles, policies and practices of the corporation and to discharge such other responsibilities as may from time to time be assigned to it by the Board. The Audit Committee shall meet at such times and places as the members deem advisable, and shall make such recommendations to the Board as they consider appropriate.

                 3.16.3   COMPENSATION COMMITTEE

         The Board may, in its discretion, designate a Compensation Committee consisting of not less than two Directors who are not employees, for the purposes of determining and administering the compensation program for the executive officers of the Company, including determining overall philosophy, policies and objectives, evaluating performances and approving all salaries, bonuses, options and other elements of compensation for executive officers of the corporation, and for the purposes of granting and administering all stock options, stock appreciation rights and restricted stock for, any eligible parties that may be issued under any plan for the corporation now existing or adopted in the future. The Compensation Committee shall also perform such other duties as shall be assigned to it by the Board.

                 3.16.4   RETIREMENT BENEFIT PLANS COMMITTEE

         The Board may, in its discretion, designate a Retirement Benefit Plans Committee consisting of three Directors as it may from time to time determine. The duties of the Retirement Benefit Plans Committee shall consist of the following: (a) adopting amendments to the corporation's tax-qualified plans;
(b) appointing and removing trustees, and amending and entering into trust agreements with respect to such plans; (c) terminating any of the corporation's tax-qualified plans and/or related trust agreements; (4) approving the merger or consolidation of any of the corporation's tax-qualified plans into another plan, and approving the participation of other control group employers in such plans; (e) appointing an internal Administrative Committee to be responsible for the day to day administration of such plans and for the investment of the assets thereof, and (f) redelegating any of the above functions to other fiduciaries.

                 3.16.5   MINUTES OF MEETINGS

         All committees so appointed shall keep regular minutes of their meetings and shall cause them to be recorded in books kept for that purpose.

                 3.16.6   QUORUM AND MANNER OF ACTING

         A majority of the number of Directors composing any committee of the Board, as established and fixed by resolution of the Board, shall constitute a quorum for the transaction of business at any meeting of such committee but, if less than a majority are present at a meeting, a majority of such Directors present may adjourn the meeting from time to time without further notice. The act of a majority of the members of a committee present at a meeting at which a quorum is present shall be the act of such committee.

                 3.16.7   RESIGNATION

         Any member of any committee may resign at any time by delivering written notice thereof to the Chairman of the Board, the President, the Secretary, the Board or the Chairman of such committee. Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

                 3.16.8   REMOVAL

         The Board may remove from office any member of any committee elected or appointed by it, but only by the affirmative vote of not less than a majority of the number of Directors fixed by or in the manner provided in these By-laws.

         3.17    COMPENSATION

         By Board resolution, Directors and committee members may be paid their expenses, if any, of attendance at each Board or committee meeting, a fixed sum for attendance at each Board or committee meeting or a stated salary as Director or a committee member, or a combination of the foregoing. No such payment shall preclude any Director or committee member from serving the corporation in any other capacity and receiving compensation therefor.

SECTION 4. OFFICERS

         4.1     NUMBER

         The officers of the corporation shall be a President and a Secretary, each of whom shall be elected by the Board. One or more Vice Presidents (including Executive and Senior Vice Presidents), a Treasurer and such other officers and assistant officers may be elected or appointed by the Board, such officers and assistant officers to hold office for such period, have such authority and perform such duties as are provided in these By-laws or as may be provided by resolution of the Board. Any officer may be assigned by the Board any additional title that the Board deems appropriate. The Board may delegate to any officer or agent the power to appoint any such subordinate officers or agents and to prescribe their respective terms of office, authority and duties. Any two or more offices may be held by the same person.

         4.2     ELECTION AND TERM OF OFFICE

         The officers of the corporation shall be elected annually by the Board at the Board meeting held after the annual meeting of the stockholders. If the election of officers is not held at such meeting, such election shall be held as soon thereafter as a Board meeting conveniently may be held. Unless an officer dies, resigns or is removed from office, he or she shall hold office until the next annual meeting of the Board or until his or her successor is elected.

         4.3     RESIGNATION

         Any officer may resign at any time by delivering written notice to the Chairman of the Board, the President, a Vice President, the Secretary or the Board. Any such resignation shall take effect at the time specified therein, or if the time is not specified, upon delivery thereof and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

         4.4     REMOVAL

         Any officer or agent elected or appointed by the Board may be removed by the Board with or without cause, but such removal shall be without prejudice to the contract rights, if any, of the person so removed.

         4.5     VACANCIES

         A vacancy in any office because of death, resignation, removal, disqualification, creation of a new office or any other cause may be filled by the

Board for the unexpired portion of the term, or for a new term established by the Board.

         4.6     PRESIDENT

         The President shall be the chief executive officer of the corporation unless some other officer is so designated by the Board. The President shall supervise and control all of the assets, business and affairs of the corporation and shall have the direction of all other officers, employees and agents. The President may sign, with the Secretary or any Assistant Secretary or with the Treasurer or an Assistant Treasurer, certificates for shares of the corporation, deeds, mortgages, bonds, contracts or other instruments. In general, the President shall perform all duties incident to the office of the chief executive officer of a corporation and such other duties as are prescribed by the Board from time to time.

         4.7     VICE PRESIDENT

         In the event of the death of the President or his or her inability to act, the Vice President (or if there is more than one Vice President, the Vice President who was designated by the Board as the successor to the President, or if no Vice President is so designated, the Vice President first elected to such office) shall perform the duties of the President, except as may be limited by resolution of the Board, with all the powers of and subject to all the restrictions upon the President. Any Vice President may sign with the Secretary or any Assistant Secretary certificates for shares of the corporation. Vice Presidents shall have, to the extent authorized by the President or the Board, the same powers as the President to sign deeds, mortgages, bonds, contracts or other instruments. Vice Presidents shall perform such other duties as from time to time may be assigned to them by the President or the Board.

         4.8     SECRETARY

         The Secretary shall be responsible for preparation of minutes of meetings of the Board and stockholders) maintenance of the corporation's records and stock registers, and authentication of the corporation's records and shall in general perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the President or the Board. In the absence of the Secretary, an Assistant Secretary may perform the duties of the Secretary.

         4.9     TREASURER

         If required by the Board, the Treasurer shall give a bond for the faithful discharge of his or her duties in such amount and with such surety or sureties as the Board shall determine. The Treasurer shall: have charge and custody of and be responsible for all funds and securities of the corporation; receive and give receipts for moneys due and payable to the corporation from any source whatsoever, and deposit all such moneys in the name of the corporation in banks, trust companies or other depositories selected in accordance with the provisions of these By-laws; sign certificates for shares of the corporation; and in general perform all of the duties, incident to the office of Treasurer and such other duties as from time to time may be assigned to him or her by the President or the Board. In the absence of the Treasurer, an Assistant Treasurer may perform the duties of the Treasurer.

         4.10    SALARIES

         The salaries of the officers shall be fixed from time to time by the Board or by any person or persons to whom the Board has delegated such authority. No officer shall be prevented from receiving such salary by reason of the fact that he or she is also a Director of the corporation.

SECTION 5. CONTRACTS, LOANS, CHECKS AND DEPOSITS

         5.1     CONTRACTS

         The Board may authorize any officer or officers, employee or employees, or agent or agents, to enter into any contract or execute and deliver any instrument in the name of and on behalf of the corporation and may authorize such officers, employees and agents to delegate such power (including power to redelegate) by written instrument to other officers, employees or agents of the corporation. Such authority may be general or confined to specific instances.

         5.2     LOANS TO THE CORPORATION

         No loans shall be contracted on behalf of the corporation and no evidences of indebtedness shall be issued in its name unless authorized by a resolution of the Board. Such authority may be general or confined to specific instances.

         5.3     CHECKS, DRAFTS, ETC.

         All checks, drafts or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, or agent or agents, of the corporation and in such manner as is from time to time determined by resolution of the Board.

         5.4     DEPOSITS

         All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies or other depositories as the Board may select.

SECTION 6. CERTIFICATES FOR SHARES AND THEIR TRANSFER

         6.1     ISSUANCE OF SHARES

         No shares of the corporation shall be issued unless authorized by the Board, which authorization shall include the maximum number of shares to be issued and the consideration to be received for each share.

         6.2     CERTIFICATES FOR SHARES

         Certificates representing shares of the corporation shall be signed by the Chairman of the Board or a Vice Chairman of the Board, if any, or the President or a Vice President and by the Treasurer or an Assistant Treasurer or the Secretary or an Assistant Secretary, any of whose signatures may be a facsimile. The Board may in its discretion appoint responsible banks or trust companies from time to time to act as transfer agents and registrars of the stock of the corporation; and, when such appointments shall have been made, no stock certificate shall be valid until countersigned by one of such transfer agents and registered by one of such registrars. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if such person was such officer, transfer agent or registrar at the date of issue. All certificates shall include on their face written notice of any restrictions which may be imposed on the transferability of such shares and shall be consecutively numbered or otherwise identified.

         6.3     STOCK RECORDS

         The stock transfer books shall be kept at the registered office or principal place of business of the corporation or at the office of the corporation's transfer agent or registrar. The name and address of each person to whom certificates for shares are issued, together with the class and number of shares represented by each such certificate and the date of issue thereof, shall be entered on the stock transfer books of the corporation. The person in whose name shares stand on the books of the corporation shall be deemed by the corporation to be the owner thereof for all purposes.

         6.4     RESTRICTION ON TRANSFER

         Except to the extent that the corporation has obtained an opinion of counsel acceptable to the corporation that transfer restrictions are not required under applicable securities laws, or has otherwise satisfied itself that such transfer restrictions are not required, all certificates representing shares of the corporation' shall bear a legend on the face of the certificate, or on the reverse of the certificate if a reference to the legend is contained on the face, which reads substantially as follows:

         "The securities evidenced by this certificate have not been registered under the Securities Act of 1933 or any applicable state law, and no interest therein may be sold, distributed, assigned, offered, pledged or otherwise transferred unless (a) there is an effective registration statement under such Act and applicable state securities laws covering any such transaction involving said securities or (b) this corporation receives an opinion of legal counsel for the holder of these securities (concurred in by legal counsel for this corporation) stating that such transaction is exempt from registration or this corporation otherwise satisfies itself that such transaction is exempt from registration. Neither the offering of the securities nor any offering materials have been reviewed by any administrator under the Securities Act of 1933 or any applicable state law."

         6.5     TRANSFER OF SHARES

         The transfer of shares of the corporation shall be made only on the stock transfer books of the corporation pursuant to authorization or document of transfer made by the holder of record thereof or by his or her legal representative, who shall furnish proper evidence of authority to transfer, or by his or her attorney-in-fact authorized by power of attorney duly executed and filed with the Secretary of the corporation. All certificates surrendered to the corporation for transfer shall be canceled and no new certificate shall be issued until the former certificates for a like number of shares shall have been surrendered and canceled.

         6.6     LOST OR DESTROYED CERTIFICATES

         In the case of a lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the corporation as the Board may prescribe.


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
         6.7     SHARES OF ANOTHER CORPORATION

         Shares owned by the corporation in another corporation, domestic or foreign, may be voted by such officer, agent or proxy as the Board may determine or, in the absence of such determination, by the Chairman of the Board, the Vice Chairman of the Board, the President or any Vice President of the corporation.

SECTION 7. BOOKS AND RECORDS

         The corporation shall keep correct and complete books and records of account stock transfer books, minutes of the proceedings of its stockholders and Board and such other records as may be necessary or advisable.

SECTION 8. ACCOUNTING YEAR

         The accounting year of the corporation shall be the calendar year, provided that if a different accounting year is at any time selected for purposes of federal income taxes, the accounting year shall be the year so selected.

SECTION 9. SEAL

         The seal of the corporation, if any, shall consist of the name of the corporation, the state of its incorporation and the year of its incorporation.

SECTION 10. INDEMNIFICATION

         10.1    INDEMNIFICATION

         The corporation shall to the fullest extent permitted by the DGCL as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the corporation to provide broader indemnification rights than permitted prior thereto) or by applicable law as then in effect indemnify and hold harmless any person (the "Indemnitee") who is or was a director or officer of the corporation and who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative (including, without limitation, any action, suit or proceeding by or in the right of the corporation to procure a judgment in its favor) (a "Proceeding") by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) whether the basis of such Proceeding is alleged action in an official capacity as such a director, officer, employee or agent or in any other capacity while serving as such a director, officer, employee or agent, against all expenses (including attorneys' fees and ERISA excise taxes or penalties), liabilities, losses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding and such indemnification shall continue as to an Indemnitee who has ceased to be a director, officer, employee or agent; provided, however, except as provided in subsection 10.4(d) hereof, the foregoing shall not apply to a director or officer of the corporation with respect to a Proceeding (or part thereof) that was commenced by such director or officer unless the Proceeding (or part thereof) was authorized or ratified by the Board. Such indemnification shall be a contract right and shall include the right to receive payment in advance for any expenses incurred by the Indemnitee in accordance with subsection 10.4 hereof

         10.2    INSURANCE, CONTRACTS AND FUNDING

         The corporation may purchase and maintain insurance to protect itself and any director, officer, employee or agent of the corporation or another corporation, partnership, joint venture, trust or other enterprise, including, without limitation, any employee benefit plan, against any expenses, liabilities, losses, judgments, fines and amounts paid in settlement whether or not the corporation would have the power to indemnify such person against such expenses, liabilities, losses, judgments, fines or amounts paid in settlement under the DGCL. The corporation may enter into contracts with any person entitled to indemnification under this Section 10 in furtherance of the provisions of this Section 10 and may create a trust fund, grant a security interest or use other means (including, without limitation, a letter of credit) to ensure the payment of such amounts as may be necessary to effect indemnification as provided in this Section 10.

         10.3    INDEMNIFICATION; NOT EXCLUSIVE RIGHT

         The indemnification provided for in this Section 10 shall not be exclusive of any other rights to which those seeking indemnification may otherwise be entitled, and the provisions of this Section 10 shall inure to the benefit of the heirs and legal representatives of any person entitled to indemnity under this Section 10 and shall be applicable to Proceedings commenced or continuing after the adoption of this Section 10, whether arising from acts or omissions occurring before or after such adoption.

         10.4 ADVANCEMENT OF EXPENSES; PROCEDURES; PRESUMPTIONS AND EFFECT OF CERTAIN PROCEEDINGS; REMEDIES

         In furtherance, but not in limitation, of the foregoing provisions, the following procedures, presumptions and remedies shall apply with respect to advancement of expenses and the right to indemnification under this Section 10:

                 (a) Advancement of Expenses. All reasonable expenses incurred by or on behalf of the Indemnitee in connection with any Proceeding shall be advanced to the Indemnitee by the corporation within 20 days after the receipt by the corporation of a statement or statements from the Indemnitee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the expenses incurred by the Indemnitee and, if required by law at the time of such advance, shall include or be accompanied by an undertaking by or on behalf of the Indemnitee to repay the amounts advanced if it should ultimately be determined by final judicial decision from which there is no further right to appeal that the Indemnitee is not entitled to be indemnified against such expenses pursuant to this Section 10.

                 (b) Procedure for Determination of Entitlement to Indemnification. To obtain indemnification under this Section 10, an Indemnitee shall submit to the Secretary of the corporation a written request, including such documentation and information as is reasonably available to the Indemnitee and reasonably necessary to determine whether and to what extent the Indemnitee is entitled to indemnification (the "Supporting Documentation"). The determination of the Indemnitee's entitlement to indemnification shall be made not later than 60 days after receipt by the corporation of the written request for indemnification together with the Supporting Documentation. The Secretary of the corporation shall, promptly upon receipt of such a request for indemnification, advise the Board in writing that the Indemnitee has requested indemnification.

                 (c) Presumptions. The Indemnitee shall be presumed to be entitled to indemnification under this Section 10 upon submission of a request for indemnification together with the Supporting Documentation in accordance with subsection 10.4(b) hereof, and the corporation shall have the burden of proof to overcome that presumption in reaching a contrary determination. Neither the failure of the corporation (including its Board, independent legal counsel or its stockholders) to have made a determination that indemnification of the Indemnitee is proper in the circumstances prior to the commencement of a judicial proceeding under the provisions of subsection 10.4(d) hereof nor an actual determination by the corporation (including its Board, independent legal counsel or its stockholders) that the Indemnitee is not entitled to indemnification shall be a defense to the judicial proceeding or create a presumption that the Indemnitee is not so entitled. The termination of any Proceeding described in subsection
         10.1 hereof, or of any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the Indemnitee to indemnification or create a presumption that the Indemnitee did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation or, with respect to any criminal Proceeding, that the Indemnitee had reasonable cause to believe that his conduct was unlawful.

                 (d)      Remedies of Indemnitee.

                          (i) If a claim under this Section 10 is not paid in full by the corporation within 60 days after a written request has been submitted to the corporation in accordance with the provisions of subsection 10.4(b) hereof or, in the case of a claim for an advancement of expenses, 20 days after the receipt by the corporation of a statement requesting such advance in accordance with the provisions of subsection 10.4(a) hereof, then the Indemnitee shall be entitled to seek an adjudication of his entitlement to such indemnification in an appropriate court of the State of Delaware or any other court of competent jurisdiction.

                          (ii) The corporation shall be precluded from asserting in any judicial proceeding commenced pursuant to this subsection 10.4(d) that the procedures and presumptions of this
         Section 10 are not valid, binding and enforceable and shall stipulate in any such court that the corporation is bound by all the provisions of this Section 10.

                          (iii) In the event that the Indemnitee, pursuant to this subsection 10.4(d), seeks a judicial adjudication to enforce his rights under, or to recover damages for breach of, this Section 10, the Indemnitee shall be entitled to recover from the corporation, and shall be indemnified by the corporation against, any expenses actually and reasonably incurred by the Indemnitee if the Indemnitee prevails in such judicial adjudication in whole or in part.

         10.5    EFFECT OF AMENDMENTS

         Neither the amendment or repeal of, nor the adoption of a provision inconsistent with, any provision of this Section 10 (including, without limitation, this subsection 10.5) shall adversely affect the rights of any director or officer under this Section 10 with respect to any Proceeding arising out of any action or omission occurring prior to such amendment, repeal or adoption of an inconsistent provision, in either case without the written consent of such director or officer.

         10.6    SEVERABILITY

         If any provision or provisions of this Section 10 shall be held to be invalid, illegal or unenforceable for any reason whatsoever, (a) the validity, legality and enforceability of the remaining provisions of this Section 10 (including, without limitation, all portions of any paragraph of this Section 10 containing any such provision held to be invalid, illegal or unenforceable that are not themselves invalid, illegal or unenforceable) shall not in any way be affected or impaired thereby and (b) to the fullest extent possible, the provisions of this Section 10 (including, without limitation, all portions of any paragraph of this Section 10 containing any such provision held to be invalid, illegal or unenforceable that are not themselves invalid, illegal or unenforceable) shall be construed so as to give effect to the intent manifested by the provision held invalid, illegal or unenforceable.

         10.7    INDEMNIFICATION OF EMPLOYEES AND AGENTS

         Notwithstanding any other provision or provisions of this Section 10, the corporation may indemnify any person (other than a director or officer of the corporation) who is or was involved in any manner (including, without limitation, as a party or a witness) or is threatened to be made so involved in any Proceeding by reason of the fact that such person is or was an employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise (including, without limitation, any employee benefit plan) against all expenses (including attorneys' fees and ERISA excise taxes or penalties), liabilities, losses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such Proceeding.

         10.8    PERSONS SERVING OTHER ENTITIES

         Any person who is or was a director, officer or employee of the corporation who is or was serving (a) as a director or officer of another corporation of which a majority of the shares entitled to vote in the election of its directors is held by the corporation or (b) in an executive or management capacity in a partnership, joint venture, trust or other enterprise of which the corporation or a wholly owned subsidiary of the corporation is a general partner or has a majority ownership shall be deemed to be so serving at the request of the corporation and entitled to indemnification and advancement of expenses as provided under this Section 10.



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
SECTION 11. AMENDMENTS OR REPEAL

         The Board shall have the power to adopt, amend or repeal these By-laws; provided, however, that the Board may not repeal or amend any by-law that the stockholders have expressly provided may not be amended or repealed by the Board. The stockholders shall also have the power to adopt, amend or repeal these By-laws.

SECTION 12. OWNERSHIP OR VOTING BY ALIENS

         (a) As used in these By-laws, the word "Alien" shall be construed to include the following and their representatives: an individual not a citizen of the United States of America; a partnership unless a majority of the partners are citizens of the United States of America and have a majority interest in the partnership profits; a foreign government; a corporation, joint-stock company or association organized under the laws of a foreign country; and any other corporation, joint-stock company or association directly or indirectly controlled by one or more of the foregoing.

         (b) Not more than one-fifth of the aggregate number of shares of voting stock of the corporation of any class outstanding shall at any time be owned of record or voted by or for the account of Aliens.

         (c) The ownership of record of shares of stock by or for the account of Aliens, and the citizenship of transferees thereof, shall be determined in conformity with regulations prescribed by the Board. There shall be maintained separate stock records, a domestic record of shares of stock held by citizens and a foreign record of shares of stock held by Aliens.

         (d) Every certificate representing stock issued or transferred to an Alien shall be marked "Foreign Share Certificate," but under no circumstances shall certificates representing more than one-fifth of the aggregate number of shares of voting stock of any class outstanding at any one time be so marked, nor shall the total amount of voting stock represented by Foreign Share Certificates, plus the amount of voting stock owned by or for the account of Aliens and represented by certificates not so marked, exceed one-fifth of the aggregate number of shares of voting stock of any class outstanding. Every certificate issued not marked "Foreign Share Certificate" shall be marked "Domestic Share Certificate." Any stock represented by Foreign Share Certificates may be transferred to either Aliens or non-Aliens.

         (e) If, and so long as, the stock records of the corporation shall disclose that one-fifth of the outstanding shares of voting stock of any class is owned by Aliens, no transfer of shares of such class represented by Domestic Share Certificates shall be made to Aliens, and if it shall be found by the corporation that stock represented by a Domestic Share Certificate is, in fact, held by or for the account of an Alien, the holder of such stock shall not be entitled to vote, to receive dividends or to have any other rights, except the right to transfer such stock to a citizen of the United States of America.

         (f) The corporation shall not be owned or controlled directly or indirectly by any other corporation of which any officer or more than one-fourth of the directors are Aliens, or of which more than one-fourth of the stock is owned of record or voted by Aliens.

         (g) The Board may, at any time and from time to time, adopt such other provisions as the Board may deem necessary or desirable to comply with the provisions of Section 310(a) of the Federal Communications Act as now in effect or as it may hereafter from time to time be amended, and to carry out the provisions of this Section 12 and of Article 12 of the Restated Certificate of Incorporation.

                                   * * * * *


         The foregoing Amended and Restated By-laws were adopted by the Board of Directors on November 15, 1994. Section 10 hereof ("Indemnification") was approved by the sole stockholder on November 16, 1994.


                                                   /s/ ROBERT R. KATZ
                                                   -----------------------------
                                                   Secretary





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